UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2004

EFOODSAFETY.COM, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 St. George Circle
Prescott, Arizona 86301
(Address of principal executive offices)

Registrant's telephone number, including area code: (928) 717-1088

Not applicable
(Former name or former address, if changed since last report)

FORWARD LOOKING STATEMENTS

        This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

        Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5. Other Events and Regulation FD Disclosure.

        On August 9, 2004 (the “Closing Date”), EFoodSafety.com, Inc. (the “Company”) completed its financing round constituting a private sale of $2.0 million in principal of 6% convertible debenture to certain institutional investors, including Longwood Capital, LLC. The debentures are convertible into shares of the Company’s common stock at a price of $0.40 per share. For every two shares of common stock convertible under the debentures, each investor received warrants to purchase two shares of the Company’s common stock, one warrant at $0.80 per share and the other at $1.00 per share, respectively. At the closing, the Company received $2,000,000 in gross proceeds.

        The Company entered into a purchase agreement with each investor. Under this Agreement, the Company shall use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants issued and sold to such investors within 30 days of the Closing Date and cause, or use its best efforts to cause, the registration statement to be declared effective within 90 days of the filing of the registration statement. The terms of the Purchase Agreement provide for the cash payment of 2% of the purchase price of the convertible notes (“Purchase Price”) if the Company fails to file a registration statement or if the registration statement is not declared effective within the required time periods. If such failure continues for more than 30 days, the Company will pay the investors a payment equal to another 2% of the Purchase Price in cash. If such failures continue thereafter, the Company shall pay the investors a payment equal to 2% of the Purchase Price, in cash.

        The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The offering requires the Company to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company’s common stock issuable upon conversion of the notes or exercise of the warrants.

        This announcement is not an offer to sell securities of EFoodSafety.com, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

ITEM 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information Not applicable

(c)	Exhibits.

Exh. No.	Description
10.1. 10.2. 10.3. 10.4. 10.5.	Form of Note and Warrant Purchase Agreement Form of Registration Rights Agreement Form of Convertible Note Form of Series A Warrant Form of Series B Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2004	EFOODSAFETY.COM, INC. By: /s/ Clarence W. Karney Clarence W. Karney Chief Executive Officer